GUARANTY OF LEASE

         For value received, the fact and sufficiency of which are hereby acknowledged, and in consideration of the leasing of, and as an inducement to H.C.B. CORPORATION (hereinafter referred to as the "Lessor"), to enter into an Equipment Lease with OCEAN, INC. (the "Lessee") of even date (the "Lease"), the undersigned jointly and severally (the "Guarantor") guarantees unto Lessor, and its successors and assigns, the punctual payment by Lessee of all rents and other payments as and when due and payable under the Lease and any extension or renewal thereof, and the full, faithful and punctual performance by Lessee of all the covenants, agreements and provisions contained in the Lease on the part of Lessee to be done, performed and observed during the term of the Lease and any extension or renewal thereof.

         No consent by Lessor to any assignment of the Lease or any subletting by Lessee under the Lease, and no acceptance by Lessor of any one or more checks, notes, bills, other commercial paper or other property on account or in payment of, or as security for, any lease payment or other payment to be paid by Lessee in connection with any settlement or compromise made by Lessor with Lessee with respect to any such payment, and no other allowance or indulgence granted or permitted by Lessor shall in any way affect the liabilities of any Guarantor hereunder, nor in any way release the Guarantor from any obligations under the terms of this Guaranty.

         Guarantor hereby waives demand, notice of default or of non-payment, every other notice and all suretyship defenses, and agrees to pay to Lessor any and all costs and expenses, including court costs and reasonable attorney's fees, incurred by Lessor in the enforcement of this Guaranty.

         It is specifically understood by Guarantor that, insofar as the context herein so requires or admits, the term "Lessor" shall include Lessor's successors and assigns, and the term "Lessee" shall include Lessee's successors and assigns.

         Executed as a sealed instrument this 17th day of March, 1998.

WITNESS:                                     BOSTON RESTAURANT ASSOCIATES, INC.

                                             By ________________________________
                                                George R. Chapdelaine,
                                                President and Treasurer


                                                ________________________________
                                                GEORGE R. CHAPDELAINE,
                                                Individually

                                                ________________________________
                                                JOHN P. POLCARI, Individually